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                                                                   Exhibit 99.2


        [ESSI logo]                                                     RELEASE
ENGINEERED SUPPORT SYSTEMS, INC. ----------------------------------------------
                                    201 Evans Lane  o  St. Louis, MO 63121-1126


For more information, contact:                                   April 11, 2005
Larry Cox, Communications Mgr
314/553-4960, lcox@essihq.com


          ENGINEERED SUPPORT SYSTEMS ANNOUNCES DANIEL A. RODRIGUES
                  AS PRESIDENT AND CHIEF OPERATING OFFICER

     ST. LOUIS, MO--ENGINEERED SUPPORT SYSTEMS, INC. (Nasdaq: EASI) today announced the promotion of Daniel A. Rodrigues to President and Chief Operating Officer, a pivotal action resulting from and supporting the company's ongoing succession planning efforts, Vice Chairman and CEO Gerald
A. Potthoff said today. Rodrigues had been the company's Group President-Support Systems and, effective immediately, assumes the role of President previously filled by Potthoff, as well as that of COO which had been vacant. Potthoff remains Vice Chairman and CEO.

     "We are committed to building on the exceptional success our company has experienced over the past decade, by putting in place an executive team we will need to guide us to continued success in the future," Potthoff said. "Dan not only represents a major element of that effort--he is the epitome of the leader we are looking for to help guide this company in meeting the challenges it will face in the very exciting future that lays ahead.

     "Of his 28 years with the company, Dan and I have worked together for 17 of them, and I know he is eminently qualified to be President and COO of Engineered Support Systems," Potthoff said. "He has extensive experience in our business, and provides energy, enthusiasm, and fresh perspective the company will need as it competes in the industry and marketplace of today and tomorrow."

     As President and COO, Rodrigues joins the company's senior management committee, the Office of the Chief Executive. The Office of the Chief Executive now consists of Potthoff, Vice Chairman and Chief Executive Officer; Gary C. Gerhardt, Vice Chairman and Chief Financial Officer; Ronald
W. Davis, President - Business Development; and Rodrigues, President and Chief Operating Officer.

     Rodrigues, 49, held a variety of positions with Engineered Support Systems' and its wholly-owned subsidiary Systems Electronics Inc. (SEI). He assumed the position of Group President on the corporate staff in 2002, after having served as the President of SEI since 2000. From 1999-2000, Rodrigues was SEI's Senior Vice President and General Manager, and served as Vice President, Program Administration, from 1994-1999. He was SEI's Assistant Vice President, Contracts from 1990-1994 and before that held positions as Director, Financial Controls; Director, Cost Accounting; and Manager, Cost Estimating.


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PROVIDING ADVANCED SUSTAINMENT SOLUTIONS TO THOSE WHO SERVE IN A CHANGING WORLD
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RODRIGUES 2-2-2


     Rodrigues earned his Bachelor of Science degree in Aeronautics in 1977 from Parks College of St. Louis University, and is a graduate of the Executive Program Management Course at Defense Systems Management College. He is a member of the National Contracts Management Association, Airlift Tanker Association, Association of the U.S. Army, National Defense Industrial Association, Navy League, and Parks College Dean's Advisory Board.

     Engineered Support Systems, Inc. provides advanced sustainment solutions including the design, manufacture and supply of integrated military electronics, support equipment and technical and logistics services for all branches of America's armed forces and certain foreign militaries, homeland security forces and selected government and intelligence agencies. The company also produces specialized equipment and systems for commercial and industrial applications. For additional information, please visit the Company's website at http://www.engineeredsupport.com.

     Certain statements in this press release are forward looking in nature and, accordingly, are subject to risks and uncertainties. The actual results may differ materially from those described or contemplated.


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PROVIDING ADVANCED SUSTAINMENT SOLUTIONS TO THOSE WHO SERVE IN A CHANGING WORLD
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